Exhibit 99.1

Investor Relations Contact:

Bob East, Westwicke Partners

(443) 213-0500

Tivity@Westwicke.com

TIVITY HEALTH PREVIEWS PRELIMINARY FOURTH QUARTER 2018 FINANCIAL RESULTS

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EXPECTS INCOME FROM CONTINUING OPERATIONS OF $27.5 MILLION TO $29.5 MILLION AND ADJUSTED EBITDA OF $36 MILLION TO $38 MILLION

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REVENUES OF $152 MILLION TO $154 MILLION

NASHVILLE, Tenn. (January 28, 2019) - Tivity Health®, Inc. (NASDAQ:TVTY) today announced preliminary unaudited financial results for the quarter and year ended December 31, 2018.  The Company anticipates reporting fourth quarter 2018 results of operations on February 19, 2019.

Fourth Quarter and Full Year 2018 Preliminary Highlights

•	Revenues of $152 million to $154 million expected for the fourth quarter and $605 million to $607 million for full year 2018.

•	Income from continuing operations of $27.5 million to $29.5 million expected for the fourth quarter and $97 million to $99 million for full year 2018.

•

EBITDA of $33 million to $35 million expected for the fourth quarter and $137 million to $139 million for full year 2018.  Adjusted EBITDA, which excludes project costs incurred in connection with potential and pending acquisitions, of $36 million to $38 million expected for the fourth quarter and $141 million to $143 million for full year 2018.  See page 4 for a reconciliation of non-GAAP financial measures.

•	Cash flow from operations of $33 million to $35 million expected for the fourth quarter and $108 million to $110 million for full year 2018.

•	Cash and total debt balances of approximately $2 million and $31 million, respectively, expected at December 31, 2018.

•	SilverSneakers® visits of approximately 102 million to 103 million expected for full year 2018 and Prime® Fitness enrollees of approximately 295,000 to 296,000 expected at December 31, 2018.

“I am pleased to report our preliminary financial results for the fourth quarter.  We had an excellent start to the fourth quarter driven by continued positive momentum we observed in the previous two quarters in SilverSneakers® visits.  While we believe adverse winter weather caused some disruption to visits in late November and early December, our engagement and awareness initiatives continue to yield positive results. Our strong operational and financial results for 2018 illustrate the power of our flagship SilverSneakers brand while our Prime® Fitness offering continues to be our fastest growing line of business,” said Donato Tramuto, Tivity Health’s Chief Executive Officer.  “Our strong free cash flow has allowed us to continue to pay down debt and make investments that we believe will address the major drivers of healthcare costs in our nation.”

About Tivity Health

Tivity Health, Inc. is a leading provider of fitness and health improvement programs, with strong capabilities in developing and managing network solutions. Through its existing three networks, SilverSneakers® - the nation’s leading community fitness program for older adults, Prime® Fitness, and WholeHealth Living™, Tivity Health is

TVTY Reports Preliminary Fourth-Quarter Results

January 28, 2019

focused on targeted population health for those 50 and over. With approximately 15.9 million Americans eligible for SilverSneakers at the end of 2018, over 10,000 fitness centers in the Prime Fitness Network, and more than 26 years of clinical and operational expertise in managing specialty health benefits and networks, including chiropractic services, physical therapy, occupational therapy, speech therapy, acupuncture, massage and complementary and alternative medicine (CAM) services, the Company touches millions of consumers across the country and works directly with hundreds of healthcare practitioners and many of the nation’s largest payers and employers. Learn more at www.tivityhealth.com.

NOTE ON PRELIMINARY OR FORWARD-LOOKING STATEMENTS

The Company has not yet completed closing its books for the fourth quarter or full year 2018, and the preliminary unaudited financial results for the fourth quarter and full year 2018 represent the most current information available to management and reflect estimates and assumptions. The Company’s actual results may differ from these preliminary results due to the completion of the Company’s financial closing and review process, as well as the audit process, and other developments that may arise between the date of this press release and the time that financial results for the fourth quarter and full year 2018 are finalized.

Information provided, and statements contained in this press release that are not purely historical, such as preliminary fourth quarter and preliminary full year 2018 results, are preliminary or “forward-looking” statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based upon current expectations and include all statements that are not historical statements of fact and those regarding the intent, belief or expectations, including, without limitation, statements that are accompanied by words such as “will,” “expect,” “outlook,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” or other similar words, phrases or expressions and variations or negatives of these words.  These forward-looking statements are subject to finalization of the Company’s fourth quarter financial and accounting procedures.  These forward-looking statements also include, but are not limited to, statements regarding the Merger (the “proposed transaction”), integration and transition plans, synergies, opportunities and anticipated future performance.  Readers of this press release should understand that these statements are not guarantees of performance or results.  Many risks and uncertainties could affect actual results and cause them to vary materially from the expectations contained in the forward-looking statements.

These risks and uncertainties include, among other things: the timing and likelihood of, and any conditions or requirements imposed in connection with, obtaining required stockholder or regulatory approval of the proposed transaction; the possibility that the closing conditions to the proposed transaction may not be satisfied or waived; delay in closing the proposed transaction or the possibility of non-consummation of the proposed transaction; the risk that expected benefits, synergies and growth opportunities of the proposed transaction may not be achieved in a timely manner or at all, including that the proposed transaction may not be accretive within the expected timeframe or to the extent anticipated; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; the risk that Tivity Health and Nutrisystem will be unable to retain or hire key personnel; the ability to successfully integrate Nutrisystem’s business with Tivity Health following the closing; the risk that the significant indebtedness incurred to fund the purchase price may limit Tivity Health’s ability to adapt to changes in the economy or market conditions, expose the company to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; and the risk that disruption from the proposed transaction may adversely affect Tivity Health’s and Nutrisystem’s business and their respective relationships with customers, vendors or employees.  For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both Tivity Health’s and Nutrisystem’s filings with the Securities and Exchange Commission (“SEC”).  Except as required by law, neither Tivity Health nor Nutrisystem undertakes any obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

TVTY Reports Preliminary Fourth-Quarter Results

January 28, 2019

Important Additional Information and Where to Find It

In connection with the proposed transaction, on January 14, 2019, Tivity Health filed with the SEC an amendment to the registration statement on Form S-4 that was originally filed on January 7, 2019 (the “registration statement”), which includes a proxy statement of Nutrisystem and that also constitutes a prospectus of Tivity Health (the “proxy statement/prospectus”) in preliminary form.  The registration statement has not yet become effective.  Nutrisystem expects to mail the proxy statement/prospectus to its stockholders in connection with the proposed transaction after the registration statement has either become effective or been declared effective by the SEC and the proxy statement/prospectus is in definitive form.  INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT INFORMATION FILED AND TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TIVITY HEALTH, NUTRISYSTEM AND THE PROPOSED TRANSACTION.  The registration statement and other documents filed by Tivity Health with the SEC may be obtained free of charge at Tivity Health’s website at http://www.tivityhealth.com or at the SEC’s website at http://www.sec.gov.  These documents may also be obtained free of charge from Tivity Health by requesting them by mail at Tivity Health, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067, Attention: Investor Relations, or by telephone at (615) 614-4576.  The proxy statement/prospectus and other documents filed by Nutrisystem with the SEC may be obtained free of charge at Nutrisystem’s website at http://www.nutrisystem.com or at the SEC’s website at http://www.sec.gov.  These documents may also be obtained free of charge from Nutrisystem by requesting them by mail at Nutrisystem, Inc., 600 Office Center Drive, Fort Washington, Pennsylvania 19034, Attention: Investor Relations, or by telephone at (646) 277-1254.

Participants in Solicitation

Tivity Health and Nutrisystem and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information about Tivity Health’s directors and executive officers is available in Tivity Health’s proxy statement for Tivity Health’s 2018 annual meeting of stockholders filed with the SEC on April 13, 2018 on Schedule 14A.  Information about Nutrisystem’s directors and executive officers is available in Nutrisystem’s proxy statement for Nutrisystem’s 2018 annual meeting of stockholders filed with the SEC on March 26, 2018 on Schedule 14A.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary proxy statement/prospectus and will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available.  Investors should read the definitive proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.  You may obtain free copies of these documents from Tivity Health or Nutrisystem as indicated above.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

TVTY Reports Preliminary Fourth-Quarter Results

January 28, 2019

TIVITY HEALTH, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted EBITDA, Non-GAAP Basis

to Income from Continuing Operations, GAAP Basis (rounded and in millions)

	Three Months Ended December 31, 2018	Year Ended December 31, 2018
Adjusted EBITDA, non-GAAP basis (1)	$36 – 38	$141 - 143
Project costs (2)	(3)	(4)
Restructuring charges (3)	—	(0)
EBITDA, non-GAAP basis (4)	33 - 35	137 - 139
Depreciation and amortization	(1)	(5)
Interest expense	(1)	(9)
Income tax expense	(3)	(27)
Income from continuing operations, GAAP basis (5)	$27.5 – 29.5	$97 - 99

(1)

Adjusted EBITDA is a non-GAAP financial measure. The Company excludes project costs and restructuring charges from this measure because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider Adjusted EBITDA in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.  Additionally, because Adjusted EBITDA may be defined differently by other companies in the Company’s industry, the non-GAAP financial measure presented here may not be comparable to similarly titled measures of other companies.

(2)	Project costs consists of pre-tax charges for the three months and year ended December 31, 2018, respectively, incurred in connection with potential and pending acquisitions.
(3)

Restructuring charges consists of pre-tax charges for the year ended December 31, 2018 primarily due to additional costs incurred related to a prior restructuring.  Restructuring costs for the full year 2018 are expected to be approximately $124,000 but have been rounded down to zero in the table above.

(4)

EBITDA is a non-GAAP financial measure. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management.  You should not consider EBITDA in isolation or as a substitute for income from continuing operations determined in accordance with U.S. GAAP.

(5)	Figures may not add due to rounding.

Reconciliation of Free Cash Flow, Non-GAAP Basis to

Net Cash Flows Provided By Operating Activities, GAAP Basis (rounded and in millions)

	Three Months Ended December 31, 2018	Year Ended December 31, 2018
Free cash flow, non-GAAP basis (6)	$30 – 32	$99 - 101
Acquisition of property and equipment	3	9
Net cash flows provided by operating activities, GAAP basis	$33 - 35	$108 - 110

(6)

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flows provided by operating activities less acquisition of property and equipment.  The Company believes free cash flow is a useful measure of performance and an indication of the strength of the Company and its ability to generate cash.  The Company believes it is useful to investors to provide disclosures of its results on the same basis as that used by management.  You should not consider free cash flow in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with U.S. GAAP.